CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Stein Roe Intermediate Municipals Fund, Liberty Managed Municipals Fund (formerly, Stein Roe Managed Municipals Fund), and Liberty High Yield Municipal Fund (formerly, Stein Roe High-Yield Municipals Fund) (three of the series comprising Liberty-Stein Roe Funds Municipal Trust) in the Liberty Managed Municipals Fund Class A, B and C Shares Prospectus, Liberty Managed Municipals Class Z Shares Prospectus, Liberty High Yield Municipal Fund Class A, B and C Shares Prospectus, Liberty High Yield Municipal Fund Class Z Shares Prospectus, Stein Roe Intermediate Municipals Fund Class A, B and C Shares Prospectus and Stein Roe Intermediate Municipals Class S Shares Prospectus,
 and "Independent Auditors of the Fund," "Independent Auditors" and "Financial Statements" in each Statement of Additional Information of the Liberty-Stein Roe Funds Municipal Trust and to the incorporation by reference in
Post-Effective Amendment Number 35 to the Registration Statement
(Form N-1A, No. 2-99356) of our report dated August 16, 2002 on the financial statements and financial highlights of Liberty Managed Municipals Fund, Liberty High-Yield Municipals Fund, Liberty Intermediate Municipals Fund,
 and SR&F High-Yield Municipals Portfolio (a series comprising SR&F Base Trust) included in the Stein Roe Mutual Funds Annual Report dated June 30, 2002.



                                        ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2002